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                                                                    EXHIBIT 99.1

                            CONSENT OF MARKETRONICS

     The undersigned hereby consents to the incorporation by reference of the information contained in its report, 'End Use Patterns for Selected U.S. Bar and Rod Forms, 1991-1995' and its report on U.S. and World Shipments, wrought/cast superalloys, 1990-2000, prepared for Special Metals Corporation (the 'Company'), in the Company's Registration Statement on Form S-1 (Registration No. 333- ) and the related Prospectus of the Company included in the Company's Registration Statement on Form S-1 (Registration No. 333-18499), and to the use of its name as the source of such information.

                                       MARKETRONICS

                                       /s/ CARL BAILEY
                                       By: Carl Bailey
                                       Its: President
Huntington, WV
February 25, 1997